PLANTRONICS, INC.
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2015

Introduction

This Conflict Minerals Report for the calendar year ended December 31, 2015 (“CY 2015”) is presented by Plantronics, Inc. (“we” or the “Company”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Plantronics is a global company that manufactures and contracts to manufacture communications headsets and related equipment, as listed on our Form SD of which this report is a part, from a global supply chain with many levels. We work with our supplier base to identify the facilities processing Tin, Tantalum, Tungsten and Gold (3TG) in our supply chain.

As part of the RCOI described in Form SD, Plantronics performed a supplier survey using the Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (CMRT) during the second half of CY 2015. All 78 direct suppliers providing components used in Plantronics products within scope of the rule as described further in the Form SD) were included in the survey utilized for both RCOI and Due Diligence. The information obtained in the survey indicated that there was reason to believe that a portion of the 3TG used in Plantronics products may have originated in the Democratic Republic of Congo or the adjoining countries (the “covered countries”) and were not exclusively from scrap or recycled sources, triggering the due diligence steps described in the following sections.

Design and Execution of Due Diligence

We designed and implemented the majority of our due diligence measures prior to the current reporting year CY 2015. These measures were continued in CY 2015 and are described herein. They are designed to conform, in all material respects, to the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2012) including the Supplement on Tin, Tantalum and Tungsten, as well as those portions of the OECD Supplement on Gold applicable to downstream companies (collectively the “OECD Guidance”). In accordance with the five step OECD Guidance, our measures are designed to determine, to the best of our ability, the source and chain of custody of the 3TG materials necessary for the functionality and/or production of our products, to ascertain if the materials originated in one of the covered countries, and if so, whether armed groups directly or indirectly benefited as a result.

1.Establish Strong Company Management Systems

•	Plantronics has a company Conflict Minerals team consisting of representatives from the Engineering Compliance, Legal, Operations/Materials, Quality and Supplier Quality Engineering departments.

•	Plantronics has a conflict minerals policy statement publicly available at http://www.plantronics.com/us/company/global-citizenship/#section5.

•	We maintain a grievance reporting system open to both employees and suppliers through our ethics reporting system at http://www.plantronics.com/us/company/global-citizenship/#section5.

•
In addition to any annual survey using the CMRT, supplier obligations and requirements in this regard have been incorporated into the Supplier Code of Conduct, which is available on the corporate governance section of our website. In addition, Conflict Minerals Requirements, including due diligence and participation in annual supplier survey, are included in our controlled “Purchasing & Supplier Management” methods and procedures document.

•	Plantronics purchase orders and contracts include a supplier Conflict Minerals Due Diligence expectations clause.

•
Plantronics establishes and maintains long term relationships with the majority of our first tier Original Design, Contract, and Custom Part Manufacturers to facilitate engagement with suppliers to improve due diligence performance.

•
Since we have limited direct relationships with any facilities processing 3TG, we are an active participant in the Conflict Free Sourcing Initiative (CFSI) (http://www.conflictfreesourcing.org/about/members-and-collaborations/) to aid the development of conflict free supply chains at the smelter or refiner level and further upstream.

•	Conflict Minerals materials records are maintained pursuant to our records retention policy.

•	The Conflict Minerals Team issues a formal report of progress and findings to upper management quarterly.

•	We created a controlled Methods and Procedures document regarding Conflict Minerals Due Diligence Procedures.

•
For CY2014 we purchased and installed a software tool to improve management and auditability of supplier communications, as well as to receive, evaluate, store, and determine statistics on incoming CMRTs which we continued to use in CY 2015.

•
Starting in CY 2015 our supplier quality team conducted audits of selected first tier suppliers’ conflict minerals due diligence programs. These audits assessed policy, training, record retention and data validation. Eight such audits were performed in 2015, three audits resulted in supplier corrective action plans, all of which were successfully completed.

2.Identified and Assessed Risk in the Supply Chain

•
We conducted a supplier survey of the 78 direct first tier suppliers providing products or components within scope of the rule; necessary for the functionality of our products and likely to contain 3TG. Prior to conducting the survey we conducted one-on-one training with selected critical suppliers in Asia, either in person or by web. The survey required that the supplier return the then current version of the CMRT (4.0x). Our request included information to inform the suppliers of Plantronics’ Conflict Minerals Rule reporting obligations as well as the assistance required from our supply chain, and the resulting expectations for the sourcing of conflict minerals. A link to the Plantronics’ Conflict Minerals policy was included in the request.

•
Reminders, late notices and finally delinquent notices were sent to non-responsive suppliers. Commodity Managers were involved in escalation at the time of the delinquent notices. We did not find it necessary to restrict business or disengage from any supplier due to failure to respond to the survey.

•
All incoming CMRTs underwent a two-step review process. The first step is a PASS/FAIL check by our Conflict Minerals software for completeness and internal consistency of the declaration and submitted smelter list. A message was automatically sent by the system to suppliers submitting CMRTs containing errors with an explanation of the error and a request for corrective action and re-submission.

•
Once CMRTs passed this first evaluation, they were then evaluated by internal compliance engineers on an ACCEPT/MODIFY basis for consistency with the known content and complexity of the products or components provided. A message was sent to suppliers submitting CMRTs found insufficient or incomplete with an explanation and request for corrective action. We continued to communicate with those suppliers to improve the content and quality of their responses. 100% of the suppliers responded by returning a CMRT, and eventually 97% of the responses were accepted.

•	In addition, we used a data mining service to obtain conflict minerals information, also using the CFSI CMRT, from manufacturers of off-the-shelf components with whom we had no direct relationship.

•	Facilities processing 3TG reported by the supply chain were categorized, based on information available through CFSI, as

◦	Legitimate Smelters or Refiners (“SORs”),

◦	Entities known to Not be legitimate SORs.

•
In addition to SORs known to, or believed to, source from the covered countries who were not validated as conflict free, Plantronics identified non-smelters as a source of risk, since the actual source of the 3TG is not known.

3.Designed and Implemented a Strategy to Respond to Identified Risks

•
We have continuously conducted research into “alleged” SORs - companies reported that were not on any list of known SORs- reported in our supplier survey to determine the nature of these entities’ business. This effort is done both through collaborative efforts in CFSI, and our own independent research in areas where we have associates that speak the local language. Through these efforts the final number of “alleged” SORs has been significantly reduced progressively from the number in previous reporting years, from 83 in CY2013 to 46 in CY2014 to none in the final CY 2015 survey results. This is attributable to determining that many of the alleged SORs were indeed legitimate SORs or legitimate SOR aliases, or determination of the company’s actual business, as well as improved supplier reporting.

•
We also asked suppliers initially reporting non-smelters or alleged smelters to verify the information and if possible, identify actual smelters. We gave feedback concerning the actual nature of a non-smelter’s business to the supplier when such information was available, primarily through CFSI collaborative efforts.

•
We continued to work within CFSI teams to determine the legitimacy of any “alleged SORs” reported by our supply chain. We encouraged known smelters not yet validated as Conflict Free to participate in Conflict Free Smelter Program (CFSP).

4.Carry out independent 3rd Party Audit of Smelters’/Refiners’ Due Diligence Practices

•
Because Plantronics has few direct business relationships with smelters, we worked within industry initiatives to implement validation of DRC conflict free smelters as outlined in OECD Guidance for downstream companies. We relied on the results of audits conducted by CFSP to determine smelters’ Due Diligence Practices. As an active contributing member of the CFSI, we actively participated in outreach to confirmed smelters to encourage participation in CFSP.

•	A Plantronics associate acted as a single point of contact to directly help two smelters prepare for the CFSP audit.

5.Report Annually on Supply Chain Due Diligence

•
Our Form SD and this Report together constitute our annual report on our Conflict Minerals Due Diligence. These have been filed with the SEC and are available on our website at http://www.plantronics.com/us/company/global-citizenship/#section5.

Results of due diligence performed

•
Most of our direct supplier responses represented their supply chain at a company-level rather than being product-specific. Therefore, the list of processing facilities contained in this report may contain more facilities than those that actually process the conflict minerals contained in our products. The total number of unique entities reported as smelters or refiners by the Plantronics supplier base as result of CY 2015 Supplier Survey was 299. Of these, 279 have been confirmed as being legitimate SORs by the CFSI, 20 are known to not be legitimate SORs, and there were no reported entities whose status could not be confirmed as of our cutoff date of April 15, 2016.

•
Of the 279 legitimate SORs reported by the supplier base, 210 had been validated by CFSP as being in conformance with a CFSP recognized conflict free audit protocol (CFSP, London Bullion Market Association, or Responsible Jewelry Council). Another 46 were in process or communication with CFSP, or participating in another recognized program, but had not achieved validated status as of April 30, 2016.

•
The twenty entities reported by our supply chain that are not legitimate smelters fell into three categories: companies that are group companies with a number of legitimate smelter locations (9), formerly legitimate smelters that had either temporarily or permanently suspended operations (4) or companies downstream of the actual smelter (7).

•
The remaining legitimate smelters require outreach to encourage participation in a conflict free program. Plantronics actively participates in CFSI targeted outreach through email and, in countries where we have associates that speak the local language, telephone calls. We have also begun to interact directly with selected smelters to help guide them through the CFSP audit process.

•
Of the 279 legitimate SORs reported by the supplier base, we determined during RCOI that there was no reason to believe that 136 of the SORs sourced or may have sourced any minerals from the covered countries.

•
Of the remaining smelters with definitive RCOI information available through CFSI or other publicly available information, 19 were known or reasonably believed to source minerals from the DRC, the surrounding countries or countries known as possible routes for smuggling or export of minerals out of the DRC. All 19 are CFSP validated. The facilities not eliminated during RCOI, along with the location of the facility and the conflict free status are listed in Table I. The countries believed to be the source of 3TG in our products are listed in Table II.

•
While we did not find any information that would give us reason to believe armed groups directly or indirectly benefitted as a result of the mining, transport for processing of 3TG in our products, the smelter information collected from our suppler base included non-smelters as well as a number of legitimate smelters or refiners that had not been audited and validated as DRC Conflict Free by the CFSP, or any other recognized organization. For these reasons, we are unable to determine that any of our products or product categories are DRC Conflict Free.

Steps to be taken to further mitigate risk

We intend to continue taking the following steps to build on momentum established in the past two years to improve the due diligence conducted, and to further mitigate the risk that the necessary conflict minerals in our products benefit armed groups in the Covered Countries:

•
Improve the accuracy of our smelter list by requesting that the suppliers providing Parent companies of SORs determine which smelter site is involved, verify that materials from smelters that have ceased operations are still in their supply chain, and try to obtain smelter information from downstream companies named on their CMRT.

•	Try to increase the number of off-the-shelf part manufacturers from whom conflict minerals data is obtained.

•
Maintain membership and active participation within CFSI, conducting research into smelter operations, sourcing and compliance. Continue to conduct coordinated outreach to encourage more smelters to participate in recognized conflict free validation programs such as the Conflict Free Smelter Program.

•	Continue to engage directly with selected smelters to help guide them through the CFSP audit process.

•	Encourage our supply chain to use validated conflict free smelters, in particular those sourcing responsibly within the DRC and adjoining countries, to the greatest extent possible.

Table I. Plantronics Smelter List

List and status of SORs are as of April 30, 2016 and status data is from CFSI. The list includes 143 recognized SORs that are either known to obtain at least some minerals from the covered countries or are SORs where the source of the minerals was not disclosed and could not be determined. It does not include those SORs that source only from outside the covered countries as determined through RCOI, or process only recycled or scrap materials. “Country” refers to the location of the facility, not the source of minerals. The smelter location was not used for RCOI, since it does not necessarily determine the source of the ore, although location near abundant mineral resources can be an indicator of mineral sourcing. The general geographical breakdown of all the reported smelters is as follows:

Region	Number
Asia	175
Europe	36
North America	31
South America	16
Russia and Central Asia	15
Middle East	4
Africa	2

Status is defined as:

Compliant: Smelters or refiners that have been audited and have been validated as compliant with the Conflict-Free Smelter Program or cross recognized (LBMA, RJC) assessment protocols.

Not Validated: Legitimate Smelters or refiners who have not yet completed a CFSP or cross recognized audit validating a conflict free process.

CFSP Active: Smelters and refiners on the Active list have committed to undergo a CFSP audit.

Status data from CFSI as of April 30, 2016:

Metal	Smelter Name	Country	CFSI Smelter ID	Conflict Free Status
Gold	Advanced Chemical Company	UNITED STATES	CID000015	CFSP Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSP Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Compliant
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	CFSP Active

Metal	Smelter Name	Country	CFSI Smelter ID	Conflict Free Status
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	Chugai Mining	JAPAN	CID000264	Not Validated
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	CFSP Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Validated
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	CFSP Active
Gold	Faggi Enrico S.p.A.	ITALY	CID002355	CFSP Active
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Validated
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Validated
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Validated
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Validated
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Validated
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Not Validated
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988	Not Validated
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Not Validated
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Validated
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Validated
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Validated
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Validated
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSP Active

Metal	Smelter Name	Country	CFSI Smelter ID	Conflict Free Status
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY	CID001220	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSP Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Validated
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Validated
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFSP Active
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Validated
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSP Active
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Validated
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Validated
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant

Metal	Smelter Name	Country	CFSI Smelter ID	Conflict Free Status
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Validated
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	CFSP Active
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSP Active
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Validated
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSP Active
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Validated
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM	CID002572	CFSP Active

Metal	Smelter Name	Country	CFSI Smelter ID	Conflict Free Status
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Validated
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466	CFSP Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSP Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Validated
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Validated
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	Not Validated
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Not Validated
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	CFSP Active
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	CFSP Active
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393	Not Validated
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	Not Validated
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	Not Validated
Tin	PT Fang Di MulTindo	INDONESIA	CID001442	Not Validated
Tin	PT Karimun Mining	INDONESIA	CID001448	CFSP Active
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	Not Validated
Tin	PT Seirama Tin Investment	INDONESIA	CID001466	Not Validated
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	CFSP Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSP Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	Not Validated
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Validated
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538	CFSP Active
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant

Table II. The Countries of Origin for the minerals present in Plantronics products are believed to potentially include, but may not be limited to the following. Information is from smelters, news reports, industry associations, metals brokers’ reports, and USGS reports (Countries listed for 3T are reported to account for ~98% of global mined ore):

Tungsten: China, Vietnam, Russia, Canada, Bolivia, Rwanda, Austria, Spain, Portugal, United Kingdom, Republic of Korea, Untied States, DRC

Tantalum: Rwanda, DRC, Brazil, Mozambique, Chain, Nigeria, Ethiopia, Burundi, Canada, Australia, Uganda

Tin: China, Indonesia, Myanmar, Peru, Bolivia, Brazil, DRC, Australia, Malaysia, Nigeria, Russia, Rwanda, Thailand, Vietnam, Russia, Portugal

Gold: China, Australia, Russia, United States, Peru, Canada, South Africa, Mexico, Uzbekistan, Ghana, Brazil, Papua New Guinea; DRC, Kazakhstan, Argentina, Tanzania, Mali, Dominican Republic, Columbia, Philippines Chile, Burkina Faso, Ivory Coast, Mongolia, Turkey, Guinea